Exhibit 10.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THAT ACT AND SUCH LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

PROMISSORY NOTE

Due December 30, 2006

FOR VALUE RECEIVED, Coming Home Studios, LLC, a California limited liability company (“Company”), hereby promises to pay to SRS Labs, Inc., a Delaware corporation (“Holder”), or its registered assigns, the sum of One Hundred Seventy Five Thousand Dollars ($175,000). Upon default, the note will bear interest at the rate of 8% per annum from the date of such default.

In no event shall Holder be entitled to interest exceeding the maximum rate permitted by law. If any excess interest is provided for or shall be adjudicated to be so provided for in this Note, then in such event: (i) the provisions of this paragraph shall govern and control; (ii) Company shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, and the same shall be construed as a mutual mistake of the parties; and (iii) any such excess which may have been collected or attributed shall be subtracted from the then unpaid principal amount hereof, or refunded to Company.

Both principal hereof and interest thereon are payable in lawful money of the United States of America at the offices of Holder as indicated in the official records of Company. Interest hereunder shall be computed on the basis of a year of three hundred sixty (360) days for the actual number of days elapsed.

This Note is secured by a certain Security Agreement of even date herewith executed by Company, as such document may be amended, restated, supplemented or otherwise modified from time to time.

Principal and any accrued but unpaid interest thereon shall be due and payable on December 30, 2006 (the “Due Date”); provided, however, (i) 20% of the proceeds from the sale of all of the Concert Videos from January 1, 2006 through the Maturity Date will be paid directly by the distributors to SRS in respect of the Note, with the remaining 80%

to be paid to CHS; (ii) If the Note has not been repaid in full by the Maturity Date, all of the proceeds from the sale of the Concert Videos will be paid directly to SRS by distributors from the Maturity Date until the Note is paid in full; and (iii) If any investor makes an equity investment into CHS or an affiliate thereof while any obligations under the Note are outstanding, all of the proceeds of the equity investment will be used to pay the outstanding obligations under the Note until it is paid in full.

This Note is subject to the terms and conditions set forth below:

1.             Definitions. As used in this Note, the following terms shall mean:

1.1           “Event of Default” — shall have the meaning given such term in Section 4 below.

1.2           “Loan Documents” — shall refer to this Note and the Security Agreement described above.

1.3           “Note” — shall mean this Note and any notes delivered in substitution or exchange therefor as provided herein, as they may hereafter be amended, restated, supplemented or otherwise modified from time to time.

2.             Optional Prepayment of Note. Company, at its option, may make payments in reduction of the principal outstanding on this Note at any time.

3.             Replacement of Note. Upon receipt of evidence reasonably satisfactory to Company of the ownership of and the loss, theft, destruction or mutilation of this Note and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Note, Company will execute and deliver, in lieu thereof, a new Note of like tenor.

4.             Events of Default.

The occurrence and continuation of any of the events or conditions described in Section 4.1 or Section 4.2 shall be an “Event of Default”.

4.1           Holder Action. The occurrence of any of the following Events of Default shall, at the option of the Holder, entitle Holder to declare all sums of principal and interest then remaining unpaid, and all other amounts payable hereon, due and payable, all without demand, presentment, notice or protest, all of which hereby are expressly waived, and permit Holder to exercise any other right available to it at law or in equity, all of which rights and powers may be exercised cumulatively and not alternatively.

(a)           Failure to Pay Principal or Interest. Failure to pay any installment of interest or principal hereon when due.

(b)           Breach of Covenants. The breach by Company of any of the material covenants contained in the Loan Documents and the continuance thereof for a period of thirty (30) days after written notice thereof to Company.

(c)           Breach of Representations and Warranties. Any of Company’s representations or warranties made in the Loan Documents shall prove to have been false or misleading in any material respect as of the date such representations and warranties were made.

4.2           Acceleration Without Specific Action. The occurrence of any of the following Events of Default shall make all sums of principal and interest then remaining unpaid and all other amounts payable hereon due and payable, all without demand, presentment, notice or protest, all of which hereby are expressly waived, and permit Holder to exercise any other right available to it at law or in equity, all of which rights and powers may be exercised cumulatively and not alternatively.

(a)           Bankruptcy. The voluntary institution of bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors by Company or the institution of any such proceedings against Company, which involuntary proceedings shall not have been vacated by appropriate court order within thirty (30) days of such institution.

(b)           Dissolution. Any order, judgment or decree shall have been entered against Company decreeing the dissolution or liquidation of Company and such order shall remain undischarged or unstayed for a period of thirty (30) days.

(c)           Insolvency, Receiver or Trustee. The making by Company of an assignment for the benefit of creditors; or the making by Company of an offer of settlement, composition or extension to the claims of all or substantially all of Company’s creditors or the application for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or the appointment otherwise of such a receiver or trustee or a committee of Company’s creditors.

5.             Transfer of Securities. This Note and all rights hereunder are transferable on the books of Company maintained for such purpose at its principal office referred to above by Holder in person or by duly authorized attorney, upon surrender of this Note properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer; provided, however, that this Note shall not be transferred without prior written notice to the Company. Each taker and holder of this Note, by taking or holding the same, consents and agrees that this Note when endorsed in blank shall be deemed negotiable and agrees that when this Note shall have been so endorsed, Holder hereof may be treated by Company and all other persons dealing with this Note, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of Company, any notice to the contrary notwithstanding; but until such transfer on such books, Company may treat Holder hereof as the owner for all purposes.

6.             Notices. All notices and other communications under or in connection with this Note shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

(a)           If to Company, addressed to:

Coming Home Studios, LLC
5540 Hollywood Blvd.
Hollywood, California  90028
Attention:   Daniel E. Catullo III

                   Manager

Facsimile:  (323) 467-6400

With an additional copy to:

Troy & Gould PC
1801 Century Park East, Suite 1600
Los Angeles, CA 90067-2367

Attention:  David L. Ficksman
Facsimile:  (310) 789-1490

(b)           If to Holder, addressed to:

SRS Labs, Inc.
2909 Daimler Street
Santa Ana, California 92705
Attention:  Ulrich Gottschling
                 Chief Financial Officer
Facsimile:  (949) 852-1099

7.             Miscellaneous.

7.1           Survival of Covenants. All agreements and covenants made herein shall survive the execution and delivery hereof.

7.2           Failure or Indulgence Not Waiver. No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any one or more of such failures or delays constitute a course of performance or dealing on which Company is entitled to rely, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercises thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

7.3           Cost of Collection. If any default is made in the payment of this Note, Company shall pay Holder all costs of collection, including, without limitation, reasonable attorneys’ and accountants’ fees and costs of appeals and interest on any sums actually disbursed at the rate set forth herein.

7.4           Governing Law. This Note shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

7.5           Arbitration. Any unresolved controversy or claim arising from or relating to this Note or breach thereof shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, then in effect. The decision of arbitration unless clearly erroneous, shall be final and conclusive upon the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitration proceedings shall be held in Santa Ana, California. The arbitration proceedings shall be conducted before one (1) neutral arbitrator who shall be a member of the California Bar who has been actively engaged in the practice of corporate and business law for at least fifteen (15) years, and shall proceed under any expedited procedures of the Commercial Arbitration Rules. The arbitrator shall have authority to award only (i) money damages, (ii) attorneys’ fees, costs and expert witness fees to the prevailing party, and (iii) sanctions for abuse or frustration of the arbitration process. The arbitrator’s compensation, and the administrative costs of the arbitration, shall be borne by the parties in the manner set forth in the arbitration award, as determined by the arbitrator. Notwithstanding the foregoing provisions of this Section 7.5, the parties are not required to arbitrate any issue for which injunctive relief is sought by any party hereto and both parties may seek injunctive relief in any federal or state court having jurisdiction.

7.6           Modification. Neither this Note nor any provision hereof may be amended, modified, waived, discharged or terminated without the consent of Holder.

7.7           Severability. Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Note is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Note.

7.8           Successors. All the covenants, agreements, representations and warranties contained in this Note shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

7.9           Headings. The section headings in this Note are inserted for purposes of convenience only and shall have no substantive effect.

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IN WITNESS WHEREOF, Company has caused this Note to be signed by its duly authorized officer and to be dated June 30, 2006.

COMING HOME STUDIOS, LLC

By:
Name:
Its: